    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON March 11, 2004
                                                 REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                             AMKOR TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   ----------

          DELAWARE                                          23-1722724
(STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)

                              1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                   (ZIP CODE)
                                   ----------
            AMKOR TECHNOLOGY, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
                     AMKOR TECHNOLOGY, INC. 1998 STOCK PLAN
      AMKOR TECHNOLOGY, INC. 2003 NONSTATUTORY INDUCEMENT GRANT STOCK PLAN
                        AMKOR TECHNOLOGY, INC., 401K PLAN
                            (FULL TITLE OF THE PLANS)
                                   ----------
                                KEVIN HERON, ESQ.
                                 GENERAL COUNSEL
                             AMKOR TECHNOLOGY, INC.
                              1345 ENTERPRISE DRIVE
                             WEST CHESTER, PA 19380
                                 (610) 431-9600
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                     ----------

                                   Copies to:
                                DAVID SEGRE, ESQ.
                              ROBERT SANCHEZ, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                                     ----------

                                              CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                      PROPOSED MAXIMUM       PROPOSED MAXIMUM
            TITLE OF SECURITIES                  AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
             TO BE REGISTERED                    REGISTERED(1)              SHARE                  PRICE           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.001 par value, to be
   issued under the Amkor
   Technology, Inc.,
-----------------------------------------------------------------------------------------------------------------------------------
 - 1998 Employee Stock Purchase Plan.......        999,827 shares   $          12.66 (2)(3) $      12,657,810 (3)  $          1,604
-----------------------------------------------------------------------------------------------------------------------------------
 - 1998 Stock Plan.........................      4,981,498 shares   $          14.89 (2)    $      74,174,505       $         9,398
-----------------------------------------------------------------------------------------------------------------------------------
 - 2003 Nonstatutory Inducement Grant
     Stock Plan............................        300,000 shares   $          14.89 (2)    $       4,467,000      $            566
-----------------------------------------------------------------------------------------------------------------------------------
 - 2003 Nonstatutory Inducement Grant
     Stock Plan............................        171,500 shares   $          17.12 (4)    $       2,936,080      $            372
-----------------------------------------------------------------------------------------------------------------------------------
 - 401K Plan and Interests in such Plan ...      1,000,000 shares   $          14.89 (2)    $      14,890,000      $          1,887
-----------------------------------------------------------------------------------------------------------------------------------
   TOTAL...................................      7,452,825 shares                           $     109,125,395      $         13,827
===================================================================================================================================

  (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Amkor Technology. Inc. 1998 Employee Stock Purchase Plan (the "ESPP"), 1998 Stock Plan (the "1998 Plan"), 2003 Nonstatutory Inducement Grant Stock Plan (the "2003 Plan") and 401K Plan (the "401K Plan" and collectively with the ESPP, the 1998 Plan and the 2003 Plan, the "Plans") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Amkor's receipt of consideration which results in an increase in the number of the outstanding shares of Amkor's common stock. The amount of interests in the 401K Plan to be registered in indeterminate.

  (2) Estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. This computation is based on the average of the high and the low prices per share of the Company's Common Stock as reported by the Nasdaq National Market on March 10, 2004 (the "Market Price").

  (3) Based upon 85% of the Market Price (the price at which Common Stock may be sold to employees pursuant to the terms of the ESPP).

  (4) Computed in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. This computation is based on the weighted average exercise price per share of the outstanding options under the 2003 Plan.

================================================================================

                             AMKOR TECHNOLOGY, INC.

                       REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         We file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission" or "SEC"), in accordance with the Securities Exchange Act of 1934 (the "Exchange Act"). You may read and copy our reports, proxy statements and other information filed by us at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the Commission are available to the public over the Internet at the Commission's website at http://www.sec.gov or our website at http://www.amkor.com.

         The Commission allows us to "incorporate by reference" into this registration statement the information we filed with the Commission. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this registration statement. Information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below, to the extent such items were filed with the Commission, and any future filings made by Amkor or the Plans with the Commission under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act until this offering is complete:

          o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the SEC on March 4, 2004,

          o The 401K Plan's annual report on Form 11-K for the fiscal year ended December 31, 2002, filed with the SEC on June 26, 2003, and

          o The description of our Common Stock contained in our registration statement on Form 8-A dated October 22, 1997, as amended on April 29, 1998, including any amendment or report filed for the purpose of updating this description.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Amkor's Bylaws provide that Amkor shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she was or is a director or officer of Amkor or any predecessor of Amkor or serves or served any other enterprise as a director, officer or employee at the request of Amkor or any predecessor of Amkor.

         Amkor has entered into indemnification agreements with its directors and certain of its officers.

         Amkor maintains insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against such person and expense incurred by such person in any such capacity, subject to certain exclusions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8. EXHIBITS

4.1  Amkor Technology, Inc. 1998 Employee Stock Purchase Plan. (1)

4.2  Amkor Technology, Inc. 1998 Stock Plan. (1)

4.3  Amkor Technology, Inc. 2003 Nonstatutory Inducement Grant Stock Plan. (2)

4.4  Amkor Technology, Inc., 401K Plan. (3)

5.1 Undertaking re Status of Favorable Determination Letter Covering Amkor Technology, Inc., 401K Plan.
     Amkor has received a favorable determination letter from the Internal Revenue Service (the "IRS") concerning the qualification of Amkor Technology, Inc., 401K Plan (the "Plan") under Section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended (the "Code"). Amkor will submit any future material amendments to the Plan to the IRS with a request for a favorable determination that the Plan, as amended, continues to so qualify.

5.2 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

23.1 Consent of PricewaterhouseCoopers LLP.

23.2 Consent of SyCip Gorres Velayo & Co., a member practice of Ernst & Young Global.

23.3 Consent of SyCip Gorres Velayo & Co., a member firm of Arthur Andersen. (4)

23.4 Consent of Samil Accounting Corporation.

23.5 Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit
     5.1).

24.1 Power of Attorney (see signature page).

(1) Incorporated by reference to the Company's Registration Statement on Form S-8 filed October 29, 2002 (File No. 333-100814).

(2) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed November 3, 2003.

(3) Incorporated by reference to the Company's Registration Statement on Form S-8 filed April 17, 2003 (File No. 333-104601).

(4) The financial statements of Amkor Technology Philippines (P1/P2), Inc. and Amkor Technology Philippines (P3/P4), Inc., consolidated subsidiaries of the Registrant, for each of the two years in the period ended December 31, 2001, have been audited by the independent public accountants SyCip Gorres Velayo & Co., a member firm of Arthur Andersen, (referred to herein as Arthur Andersen). However, the Registrant has been unable to obtain the written consent of Arthur Andersen with respect to the incorporation by reference of such financial statements in this Registration Statements on Form S-8 (the "Registration Statement"). Therefore, the Registrant has dispensed with the requirement to file the written consent of Arthur Andersen in reliance on Rule 437a under the Securities Act of 1933, as amended. As a result, you may not be able to recover damages from Arthur Andersen under Section 11 of the Securities Act of 1933, as amended, for any untrue statements of material fact or any omissions to state a material fact, if any, contained in the financial statements of the Registrant for the aforementioned financial statements, which are incorporated by reference in the Registration Statement.

ITEM 9. UNDERTAKINGS

(a)      Rule 415 Offering

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      Filings incorporating subsequent Exchange Act documents by reference

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's or the Plan's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Request for acceleration of effective date or filing of registration statement on Form S-8

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania on March 11, 2004.

                                                 AMKOR TECHNOLOGY, INC.

                                                 By:  /s/ James J. Kim
                                                     ---------------------------
                                                          James J. Kim
                                                          Chairman and Chief
                                                          Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Kim and Kenneth T. Joyce, and each of them, his true and lawful attorneys-in-fact, each with the power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that are to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                  TITLE                                      DATE
             ---------                                  -----                                      ----
/s/ James J. Kim                           Chief Executive Officer and Chairman               March 11, 2004
-------------------------------------
            James J. Kim

/s/ John N. Boruch                         Vice Chairman and Director                         March 11, 2004
-------------------------------------
           John N. Boruch

/s/ Bruce J. Freyman                       President and Chief Operating Officer              March 11, 2004
-------------------------------------
          Bruce J. Freyman

/s/ Kenneth Joyce                          Chief Financial Officer (Principal                 March 11, 2004
-------------------------------------      Financial and Accounting Officer)
           Kenneth Joyce

/s/ Winston J. Churchill                   Director                                           March 11, 2004
-------------------------------------
      Winston J. Churchill

             SIGNATURE                                  TITLE                                      DATE
             ---------                                  -----                                      ----
/s/ Thomas D. George                       Director                                           March 11, 2004
-------------------------------------
       Thomas D. George

/s/ Gregory K. Hinckley                    Director                                           March 11, 2004
-------------------------------------
     Gregory K. Hinckley

/s/ John B. Neff                           Director                                           March 11, 2004
-------------------------------------
         John B. Neff

/s/ Juergen Knorr                          Director                                           March 11, 2004
-------------------------------------
         Juergen Knorr

/s/ James W. Zug                           Director                                           March 11, 2004
-------------------------------------
        James W. Zug

THE 401K PLAN

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, as administrator of the Amkor Technology, Inc., 401K Plan, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania on March 11, 2004.

         AMKOR TECHNOLOGY, INC., 401K PLAN

         By:     /s/ Kenneth Joyce
             ----------------------------------------
                Chief Financial Officer

                             AMKOR TECHNOLOGY, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


4.1  Amkor Technology, Inc. 1998 Employee Stock Purchase Plan. (1)

4.2  Amkor Technology, Inc. 1998 Stock Plan. (1)

4.3  Amkor Technology, Inc. 2003 Nonstatutory Inducement Grant Stock Plan. (2)

4.4  Amkor Technology, Inc., 401K Plan. (3)

5.1  Undertaking re Status of Favorable Determination Letter Covering Amkor
     Technology, Inc., 401K Plan.
     Amkor has received a favorable determination letter from the Internal
     Revenue Service (the "IRS") concerning the qualification of Amkor
     Technology, Inc., 401K Plan (the "Plan") under Section 401(a) and related provisions of the Internal Revenue Code of 1986, as amended (the "Code").
     Amkor will submit any future material amendments to the Plan to the IRS with a request for a favorable determination that the Plan, as amended, continues to so qualify.

5.2 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of securities being registered.

23.1 Consent of PricewaterhouseCoopers LLP.

23.2 Consent of SyCip Gorres Velayo & Co., a member practice of Ernst & Young
     Global.

23.3 Consent of SyCip Gorres Velayo & Co., a member firm of Arthur Andersen. (4)

23.4 Consent of Samil Accounting Corporation.

23.5 Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit
     5.1).

24.1 Power of Attorney (see signature page).

(1) Incorporated by reference to the Company's Registration Statement on Form S-8 filed October 29, 2002 (File No. 333-100814).

(2) Incorporated by reference to the Company's Quarterly Report on Form 10-Q filed November 3, 2003.

(3) Incorporated by reference to the Company's Registration Statement on Form S-8 filed April 17, 2003 (File No. 333-104601).

(4) The financial statements of Amkor Technology Philippines (P1/P2), Inc. and Amkor Technology Philippines (P3/P4), Inc., consolidated subsidiaries of the Registrant, for each of the two years in the period ended December 31, 2001, have been audited by the independent public accountants SyCip Gorres Velayo & Co., a member firm of Arthur Andersen, (referred to herein as Arthur Andersen). However, the Registrant has been unable to obtain the written consent of Arthur Andersen with respect to the incorporation by reference of such financial statements in this Registration Statements on Form S-8 (the "Registration Statement"). Therefore, the Registrant has dispensed with the requirement to file the written consent of Arthur Andersen in reliance on Rule 437a under the Securities Act of 1933, as amended. As a result, you may not be able to recover damages from Arthur Andersen under Section 11 of the Securities Act of 1933, as amended, for any untrue statements of material fact or any omissions to state a material fact, if any, contained in the financial statements of the Registrant for the aforementioned financial statements, which are incorporated by reference in the Registration Statement.